NEWS RELEASE

Vanguard Natural Resources Provides Updated Commodity Hedge Positions and Revised Financial Guidance for 2010

Exhibit 99.1

Houston, June 24, 2010 – Vanguard Natural Resources, LLC (NYSE: VNR) (“Vanguard” or “the Company”) is providing public disclosure of certain updated financial and operating estimates that were originally disclosed on March 3, 2010 in order to permit the preparation of updated models to forecast its operating results for the year ending December 31, 2010.  The primary reason for providing updated financial and operating estimates is to reflect the impact of the recently completed acquisition of oil properties from a private seller for approximately $113.1 million in cash (the “Acquisition”).  As disclosed in the press release and 8-K filing on May 24, 2010, the Acquisition was consummated on May 20, 2010 and therefore the Acquisition will contribute to the Company’s production and financial results for approximately the remaining seven months of 2010.

Updated Oil Hedge Positions

In conjunction with the Acquisition, Vanguard entered into new oil price commodity derivatives.  The following table reflects the new fixed price oil swaps currently entered into for the Acquisition as well as a revised total for all outstanding oil price derivative contracts for the Company:

Oil Price Derivatives:	2010	2011	2012	2013	2014
New Fixed Price Oil Swaps:
New Notional Volume (Bbls)	36,750	182,500	210,450	177,775	209,875
Weighted Average Fixed Price ($/Bbl)	$94.00	$90.53	$91.28	$90.79	$94.37
Total Fixed Price Oil Swaps:
Total Notional Volume (Bbls)	242,306	443,250	393,450	342,025	209,875
Weighted Average Fixed Price ($/Bbl)	$87.15	$87.94	$88.87	$88.53	$94.37
Percentage of Total Anticipated Oil Production Hedged	50%	51%	45%	42%	27%

In addition to the fixed oil price derivatives above, the Company sold calls and/or gave counterparties the option to extend certain swaps into subsequent years.  Proceeds from the sale of the calls or extendable options were used to improve the fixed price on some of the swaps indicated in the table above.  Specifically, calls were sold or options were provided to counterparties to extend the swap into subsequent years as follows:

Oil Price Derivatives:	2012	2013	2014	2015
Fixed Price Sold Calls or Extendable Options:
Notional Volume (Bbls)	45,750	32,100	127,750	292,000
Weighted Average Fixed Price ($/Bbl)	$90.40	$95.00	$95.00	$95.63

The Company anticipates executing additional oil hedges over time based on market conditions.  The purpose of entering into these oil price commodity derivatives is to fix the oil price on a significant portion of the incremental production from the Acquisition which allows our future cash flow to be more predictable.  Predictable cash flow allows the Company to set the quarterly cash distribution to investors at a level that can be sustained for an extended period.

Revised Guidance for 2010

Overview

As a matter of policy, we generally do not attempt to provide estimates on:

(a)           production which may be obtained through future drilling;

(b)           dry hole and abandonment costs that may result from future drilling;

(c)	the unrealized gains and losses from derivative contracts under ASC Topic 815 “Derivatives and Hedging”;

(d)	the non-cash effects of ASC Topic 718, “Compensation - Stock Compensation” unless the values are determinable;

(e)	the non-cash gains or losses resulting from the acquisition of oil and natural gas properties as provided in ASC Topic 805, “Business Combinations”;

(f)           cash or stock bonuses to be paid in the future; and

(g)	capital expenditures related to acquisitions of proved properties until the expenditures are estimable and likely to occur.

Therefore, the potential impacts of these items are not included in the estimates provided below.

These estimates are based on information available to us as of the date of this filing, and actual results may vary materially from these estimates.  We do not undertake any obligation to update these estimates as conditions change or as additional information becomes available.

Summary of Estimates

The following tables set forth certain updated estimates being used by Vanguard to model its anticipated results of operations for the fiscal year ending December 31, 2010 based on the following average pricing:

	Twelve Months Ending December 31, 2010
Assumed Average Pricing for Forecast	Original Forecast	Revised Forecast
Natural Gas – Henry Hub ($/MMbtu)	$5.59	$4.71
Natural Gas Liquids ($/Gallon)	$1.10	$1.10
Crude Oil – WTI Sweet ($/Bbl)	$75.90	$77.71

Each range of values provided below represents the expected low and high estimates for such financial or operating factor.

		Full Year 2010 Range
Average Daily Production:	Original Forecast			Revised Forecast
Appalachian Gas (Mcf)	7,000	-	7,360	7,315	-	7,700
Permian Gas (Mcf)	800	-	845	855	-	900
South Texas Gas (Mcf)	5,300	-	5,575	4,355	-	4,585
Mississippi Gas (Mcf)	n/a	-	n/a	0	-	0
Appalachian Oil (Bbls)	185	-	200	260	-	275
Permian Oil (Bbls)	1,100	-	1,160	1,050	-	1,105
South Texas Oil (Bbls)	50	-	55	50	-	55
Mississippi Oil (Bbls) (A)	n/a	-	n/a	430	-	450
Appalachian Natural Gas Liquids (Gallons)	0	-	0	0	-	0
Permian Natural Gas Liquids (Gallons)	3,990	-	4,200	3,400	-	3,570
South Texas Natural Gas Liquids (Gallons)	22,260	-	23,520	22,350	-	23,520
Average daily production (Mcfe)	24,860	-	26,230	26,940	-	28,365

Differentials:
Appalachian Gas (Mcf)	$0.15	-	$0.20	$0.15	-	$0.20
Permian Gas (Mcf)	$(0.13)	-	$(0.17)	$(0.30)	-	$(0.36)
South Texas Gas (Mcf)	$(0.12)	-	$(0.18)	$(0.12)	-	$(0.16)
Appalachian Oil (Bbls)	$(9.75)	-	$(10.25)	$(9.75)	-	$(10.25)
Permian Oil (Bbls)	$(4.00)	-	$(6.00)	$(3.50)	-	$(4.00)
South Texas Oil (Bbls)	$(5.00)	-	$(7.00)	$(3.50)	-	$(4.00)
Mississippi Oil (Bbls) (A)	n/a	-	n/a	$(5.75)	-	$(6.25)
BTU Content:
Appalachian Gas	1,210	-	1,210	1,210	-	1,210
Permian Gas	1,001	-	1,001	1,002	-	1,002
South Texas Gas	1,005	-	1,005	1,005	-	1,005

Costs Variable by Production ($/Mcfe):
Production expenses (including Severance and Ad Valorem taxes)	$2.15	-	$2.25	$2.30	-	$2.40
DD&A – Oil and gas properties	$1.25	-	$1.35	$2.10	-	$2.20

Statement of Operations (in thousands)(A):

Total natural gas, natural gas liquids, and oil sales	$76,000	-	$79,655	$82,270	-	$86,600
Realized gains on other commodity derivative contracts	20,750	-	20,750	26,350	-	26,350
Amortization of premiums paid on derivative contracts	(3,285)	-	(3,285)	(3,285)	-	(3,285)
Amortization of value on derivative contracts acquired	(2,000)	-	(2,000)	(2,000)	-	(2,000)
Total Revenues	91,465	-	95,120	103,335	-	107,665
Lease operating expenses	(13,775)	-	(14,500)	(16,600)	-	(17,600)
Depreciation, depletion, amortization and accretion	(12,000)	-	(13,000)	(21,500)	-	(22,100)
General and administrative (B)	(3,800)	-	(4,200)	(4,000)	-	(4,300)
General and administrative – unit-based compensation (B)	(680)	-	(680)	(700)	-	(700)
Taxes other than income taxes	(6,125)	-	(6,450)	(6,555)	-	(6,900)
Total Costs and Expenses	(36,380)	-	(38,830)	(49,355)	-	(51,600)
Income from Operations	55,085	-	56,290	53,980	-	56,065
Interest expense, net	(4,730)	-	(4,730)	(5,700)	-	(5,700)
Realized losses on interest rate derivative contracts	(2,170)	-	(2,170)	(2,000)	-	(2,000)
Adjusted Net Income	$48,185	-	$49,390	$46,280	-	$48,365

Reconciliation of Adjusted Net Income to Adjusted EBITDA and Distributable Cash Flow (in thousands)(A)(B):
Adjusted Net Income	$48,185	-	$49,390	$46,280	-	$48,365
Plus:
Interest expense, including realized losses on interest rate derivatives	6,900	-	6,900	7,700	-	7,700
Depreciation, depletion, amortization and accretion	12,000	-	13,000	21,500	-	22,100
Amortization of premiums paid on derivative contracts	1,950	-	1,950	1,950	-	1,950
Amortization of value on derivative contracts acquired	2,000	-	2,000	2,000	-	2,000
Amortization of unit-based compensation expense	680	-	680	700	-	700
Adjusted EBITDA	$71,715	-	$73,920	$80,130	-	$82,815
Less:
Interest expense, including realized losses on interest rate derivatives	(6,900)	-	(6,900)	(7,700)	-	(7,700)
Drilling, recompletions and other capital expenditures	(12,500)	-	(13,500)	(14,500)	-	(15,500)
Distributable Cash Flow	$52,315	-	$53,520	$57,930	-	$59,615
Weighted Average Units Outstanding (in thousands):
Basic	18,836	-	18,836	20,866	-	20,866

A.	The Acquisition was completed on May 20, 2010. As such, the production and financial results for 2010 only include the impact of the Acquisition for approximately the final seven months of 2010.

B.	Does not include any potential payout related to bonuses.

About Vanguard Natural Resources, LLC

Vanguard Natural Resources, LLC is a publicly traded limited liability company focused on the acquisition, production and development of natural gas and oil properties. The Company's assets consist primarily of producing and non-producing natural gas and oil reserves located in the southern portion of the Appalachian Basin, the Permian Basin, South Texas and Mississippi. More information on the Company can be found at www.vnrllc.com.

Forward-Looking Statements

The estimates provided in this document are based on assumptions that we believe are reasonable.  Until our actual results of operations have been compiled and released, all of the estimates and assumptions set forth herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this document that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future, or may have occurred through the date of this filing, including such matters as production of oil and gas, product prices, oil and gas reserves, drilling and completion results, capital expenditures and other such matters, are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the results, performance, or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following:  the volatility of oil and natural gas prices, the unpredictable nature of our drilling results; the reliance upon estimates of proved reserves; operating hazards and uninsured risks; competition; government regulation; and other factors referenced in filings made by us with the Securities and Exchange Commission.

CONTACT: Vanguard Natural Resources, LLC

Investor Relations

Lisa Godfrey, 832-327-2234

investorrelations@vnrllc.com